Exhibit 99.1

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman & President

ZENITH DECLARES QUARTERLY DIVIDEND

WOODLAND HILLS, CALIFORNIA, May 24, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Zenith National Insurance Corp. (NYSE:ZNT) today declared a regular quarterly cash dividend of $0.42 per share on its outstanding shares. The dividend is payable August 14, 2007 to stockholders of record at the close of business on July 31, 2007.